Exhibit 10.2

GENERAL SERVICE AGREEMENT

AMENDMENT #1

THIS AMENDMENT NUMBER 1 (the “Amendment”) dated this 1st date of August 2024 to the GENERAL SERVICE AGREEMENT made on the 1st day of November, 2023 (the "Agreement")

BETWEEN:

YOUNEEQAI TECHNICAL SERVICES, INC. of

2700 Youngfield St., Suite 100

Lakewood, CO, United States, 80215

(the "Company")

- AND –

David Edmunds of Broad Reach Consulting Inc. of

Suite 207 – 2680 Arbutus Street, Vancouver, BC, V6J 5L8

(the "Service Provider").

BACKGROUND:

A.	The Service Provider and the Company entered into a contract for the provision of services to the Company by the Service Provider

And

B.	The Company and the Service Provider desire to amend Schedule A to the agreement, which provides for compensation to be paid to the Service Provider

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Amendment Number 1 to the Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Company and the Service Provider (individually the "Party" and collectively the "Parties" to this Agreement) agree to amend the Agreement as follows:

1. To delete Schedule A attached to the Agreement and replace it with Schedule A (Amended) attached to this Amendment.

2. All other provisions of the Agreement are unchanged and remain in full force and effect.

3. Further Assurances

The Service Provider and the Company will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the Company or the Service Provider may require for the purposes of giving effect to this Agreement.

4. Counterparts and Facsimile Execution.

This Amendment Number 1 may be executed in counterpart and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (".pdf"), shall be equally effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

INTENDING TO BE LEGALLY BOUND the Parties have executed this Amendment Number 1 as of the date first above written.

EXECUTED by	EXECUTED by
YOUNEEQAI TECHNICAL SERVICES INC.	the SERVICE PROVIDER:

Per: /s/ Murray Galbraith	Per: /s/ David Edmunds
Authorized Signatory	David Edmunds and Broad Reach Consulting Inc.
Suite 207 – 2680 Arbutus Street
Address
Vancouver, BC, V6J 5L8 Canada

SCHEDULE “A” (Amended)

ROLES & RESPONSIBILITIES

Role & Responsibility:

•	Act as the Company’s CHIEF FINANCIAL OFFICER (“CFO”);
•	Preparation of Financial Statements and Management Discussion & Analysis (“MD&A”) for Annual Audit, as well as Quarterly Review in compliance with all listing requirements and regulatory agencies from time to time;
•	Assist in the preparation of financial modelling and pro-forma financial statements and projections as required;
•	Review and approve budgets and expenses with the Board of Directors;
•	Report directly to the Board of Directors as deemed appropriate to facilitate all activities;
•	All other duties commensurate with the role of a Chief Financial Officer.

Compensation:

•	The Service Provider agrees to perform the work as described in Schedule “A”/ Role & Responsibility for a monthly retainer of CDN $2,000.00 effective November 1st, 2023
•	Effective August 1, 2024, the Company shall pay the Service Provider a monthly retainer in the amount of $4,500.00
•	The Service Provider will also be entitled to participate in the Company’s Employee Stock Option Plan once established and as governed by the Board of Directors;
•	A review of compensation will be conducted by the Compensation Committee Annually commencing October 1st, 2025 or within one month following the Company’s listing on a public Exchange, and annually thereafter.